MILTEX OIL COMPANY

Greg L. Hilgemeier
President

203 W. Wall, Suite 700
Midland, Texas 79701
Ofc: (432) 682-6650
Fax: (432) 682-0603

January 15, 2009

Doral Energy Corp.
415 W. Wall Street, Suite 500
Midland, Texas 79701

PURCHASE AND SALE AGREEMENT

Re: Letter of Intent to Purchase the Miltex interest in Walsh Operated
Joe Stanton, "Trustee" and F.O. Masten "A", "B", "C", "D", "H" leases
Located in the Armstrong CSL Survey, Cochran County, Texas

Gentlemen:

This letter, when countersigned by you, shall constitute an Agreement between the parties hereto, whereby Miltex Oil Company agrees to sell and Doral Energy Corp. agrees to purchase the property set out below pursuant to the following terms:

1) Property to be sold is all of Miltex Oil Company's interest acquired from Faskin Acquisitions 97-1, Ltd. effective January 1, 2007 as shown on the attached Exhibit "A". Miltex will retain no residual interest in the leases.

2) Total cash consideration to be paid is $2,200,000.00 for the above stated property if closed on or before 2 pm. on Friday February 27, 2009. A deposit of $100,000. is to be paid to Miltex Oil Company as earnest money before 2 pm. Friday, January 23, 2009. The balance of $2,100,000.00 is to be paid at closing on or before 2 pm. February 27, 2009.

3) The effective date of the Assignment will be February 1, 2009. Seller and Buyer hereby agree that Seller, in lieu of the sale of the property to Buyer for the consideration provided herein, shall have the right at any time prior to closing to assign all or a portion of its rights under this Agreement to a qualified intermediary in order to accomplish the transactions contemplated hereby in a manner that will comply, either in whole or in part, with the requirements of a like-kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986 as amended ("Code"). If Seller assigns its rights under this Agreement, Buyer agrees to take such actions, at Seller's cost, as is reasonably required to effectuate the transaction contemplated hereby.

4) Miltex Oil Company will bear all costs and responsibility for the tax liability, costs and expenses of operations for the lease interest prior to the effective date and Doral Energy Corp. will pay all tax liability, costs and expenses of operations for the lease interest which occur subsequent to the effective date. At closing, Doral will pay Miltex for its interest in the remaining oil in the production tanks as of the effective date. The oil price paid per barrel will be the average price paid for the past month from the leases.

5) Miltex will grant an extension to close the transaction on March 31, 2009. The extension will require Doral to pay an additional $100,000. earnest money deposit to Miltex before 2 pm. on Monday February 23, 2009. The extension will change the effective date to March 1, 2009 and the total cash consideration will be $2,300,000. The extended closing will be at 2 pm. on March 31, 2009 and Doral will pay the balance due of $2,100,000. plus payment for Miltex's interest in the oil remaining in the tanks as of the effective date.

6) Miltex will prepare and submit an Assignment of leases for review that is identical in substance as the Assignment from Faskin conveying the leases to Miltex. Both parties agree to facilitate a timely closing in Midland, Texas.

7) Doral Energy may prepare a formal Purchase Sale Agreement to be executed no later than February 13, 2009. This instrument must be of the same form, terms and substance as this Agreement. Without exception in writing, there will be no changes to this Agreement. All funds paid by Doral Energy Corp. to Miltex Oil Company as advanced escrowed deposits will be forfeited by Doral as liquidated damages in the event Doral does not close this transaction on the closing dates cited above.

This Miltex offer will expire on January 15, 2009 at 5 pm. CST. Miltex and Doral Energy Corp. acknowledge and agree that a signed facsimile of this document shall be considered the same as an original signature and document.

Sincerely,

MILTEX OIL COMPANY

Greg L. Hilgemeier
President

AGREED TO AND ACCEPTED this 15th day of January, 2009.

By: ______________________
Doral Energy, Corp.
Everett Willard Gray II, Vice-Chairman & CEO

EXHIBIT "A"
Doral Energy Corp.
Purchase And Sale Agreement dated January 15, 2009

Lease Agreement:	TX-452-000001-001
Lease Date:	12-21-1959
Lessor:	F.O. Masten
Lessee:	Atlantic Richfield
State/County:	Texas/Cochran
Recorded:	Book 21, Page 5
Legal Description:	All of Labors 12, 13, 14, 15, 16, 17 & NW/4 of 18, League 133, Armstrong County School Land in Cochran County, Texas containing 1,111 acres of land.

Lease Agreement:	TX-520-000001-001
Lease Date:	12-30-1950
Lessor:	F.O. Masten
Lessee:	Cities Service Company
State/County:	Texas/Cochran
Recorded:	Book 10, Page 220
Legal Description:	All of Labors 2, 3, 4, 5, 6, 7, 8, 9, League 133, All of Labors 23, 24, 25, League 134, Armstrong County School Land in Cochran County, Texas containing 1,947 acres of land.

Lease Agreement:	TX-520-000002-001
Lease Date:	3-27-1978
Lessor:	Marvin W. Aday, et ux
Lessee:	Quasar Incorporated
State/County:	Texas/Cochran
Recorded:	Book 137, Page 340
Legal Description:	Tract 1: E/2 of Section 41; Tract 2: NW/4 of Section 40, Harrison & Brown Survey, Cochran County, Texas

3 Leases Listed